UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
eJobResource, Inc.
(Name of small business issuer in its charter)

Nevada	7361	26-1502564
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6920 Knott Avenue Suite A-C
Buena Park, California 90621
(714)-676-4471
(Address and telephone number of registrant’s principal executive offices)

Copies to:
Joseph Lambert Pittera, Esq.
Law Offices of Joseph Lambert Pittera 2214 Torrance Boulevard Torrance, California 90501 Telephone: (310) 328-3588 Facsimile No. (310) 328-3063

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

[   ] _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] ______________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to	Proposed	Maximum
Title of Each Class	be	Maximum	Aggregate	Amount of
of Securities to be	Registered	Offering Price	Offering Price	Registration
Registered	(1)	per Share ($)	($)(2)	Fee($)

Shares of Common
Stock, par value	2,500,000	$.20 (2)	$500,000	$19.65
$0.0001

Shares of Common
Stock, par value	8,975,000	$.20 (3)	$1,795,000	$70.54
$0.0001

Total Fee Due

1.  Of the 11,475,000 shares registered pursuant to this registration statement, 2,500,000 shares are being offered by a direct offering, and 8,975,000 shares are offered by the selling shareholders.

2.  Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.

3.  Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Prospectus

eJobResource, Inc.

2,500,000 Shares of Common Stock

$.20 per share

eJobResource, Inc. (“Company”) is offering on a best-efforts basis a minimum of 500,000 and a maximum of 2,500,000 shares of its common stock at a price of $0.20 per share. The shares are offered on a “minimum/maximum, best efforts” basis directly through our two officers and directors.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  Our officer and director will not register as a broker-dealer with the Securities and Exchange Commission in reliance on Rule 3a4-1 of the Securities Exchange Act. The intended methods of communication include, without limitation, telephone, and personal contact. For more information, see the section titled “Plan of Distribution” herein.

In addition eJobResource, Inc. intends to register an additional 8,975,000 common shares of its issued and outstanding stock at a price of $.20 per share for its 12 shareholders for which the Company will derive no financial benefit.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Joseph L. Pittera, Escrow Agent f/b/o eJobResource, Inc. A Trust Account will hold all the subscription funds pending the achievement of the Minimum Offering. eJobResource shall only receive proceeds from the Trust Account upon meeting the minimum raise amount. If the minimum offering is not achieved within one hundred and eighty (180) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. See the section title “Plan of Distribution” herein.

Officers and directors of the issuer and affiliated thereof, may participate in this offering and said participation may be included for purposes of fulfilling the minimum contingency.

The offering shall terminate on the earlier of (i) the date when the sale of all 2,500,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus. eJobResource will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

eJobResource, Inc. has had limited operations.  Any investment in the shares offered herein involves a high degree of  risk.  You should only purchase shares if you can afford a complete loss of your investment.

Prior to this offering, there has been no public market for eJobResource, Inc.’s common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.20	$0.00	$0.20
Minimum	500,000	$0.20	$0.00	$100,000
Maximum	2,500,000	$0.20	$0.00	$500,000

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. eJobResource, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

eJobResource, Inc. does not plan to use this offering prospectus before the effective date.

Subject to Completion, Dated June 16, 2008

eJobResource, Inc.

6920 Knott Avenue

Suite A-C

Buena Park, California 90621

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus.  In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” and “eJob” are to eJobResource, Inc.

GENERAL INFORMATION ABOUT OUR COMPANY

eJobResource, Inc. was incorporated in the State of Nevada on January 27, 2004.  eJobResource Inc. is a global human resource and job placement portal, with strengths in systems development and integration as well as IT consulting and technology staffing.  Our goal is to deliver complete Internet-based solutions spanning the entire lifecycle from developing strategy through development, implementation and ongoing support.

We have commenced only limited operations under our new business plan.  For the periods ending December 31, 2006, and 2005, the company was involved in HR and recruitment, e-commerce portal to sell personal computers, computer parts and CE products.  These factors raise substantial doubts about our ability to continue as a going concern.

Our key markets are in North America and India and eJobResource works by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers.  For the employer, our goal is to provide the most effective solutions and easy to use technology in order to simplify the hiring process and deliver access to the general community of job seekers.  For job seekers, our purpose is to improve their careers by providing work-related content, services and advice to enhance the consumer experience.

Our services and solutions include searchable job postings, a resume database, and other career related content.  Job seekers can search our job postings and post their resumes on our website.

We continue to seek to be the premier integrated global human resource and job placement portal provider to businesses and consumers in North America and India.  We also believe that demand for our services is significant and growing rapidly as businesses and consumers seek alternatives to the communications services currently offered in India.  We intend to continue to focus on providing superior performance and high levels of customer service and technical support to increase our customer base and maximize customer satisfaction.

Our principal and executive offices are located at 6920 Knott Avenue, Suite A-C, Buena Park, California 90621.

THE OFFERING

Following is a brief summary of this offering.  Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered:	2,500,000 shares of common stock, par value $0.0001, at a
price of $.20 per share, and an additional 8,975,000 common
shares held by 12 shareholders at a price of $.20 per share for which the Company will receive no financial benefit.

Offering Price per Share:	$.20

Offering Period:	The shares are being offered for a period not to exceed
180 days. In the event we do not sell the minimum shares
of 500,000 before the expiration date of the offering, all
funds raised will be promptly returned to investors, without interest or deduction.

Net Proceeds to Our Company:	$500,000 maximum, $100,000 minimum. We will not
receive proceeds from the sale of the 8,975,000 common
shares sold by our selling shareholders.

Use of Proceeds:	We intend to use the proceeds to expand our business
operations.

Number of Shares Outstanding
Before the Offering:	30,700,000

Number of Shares Outstanding
After the Offering:	33,200,000

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

RISK FACTORS:

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

RISKS ASSOCIATED WITH OUR COMPANY

The loss of our key officers and directors, Shailesh Shah and Bhupendra M. Bhatt, may raise substantial doubt as to the continued viability of eJobResource.

eJobResource, Inc.’s operations depend on the efforts of Shailesh Shah and Bhupendra M. Bhatt, the only officers and directors of eJobResource. Mr. Shailesh Shah currently works full time for eJobResource. Mr. Bhupendra M. Bhatt has no experience related to public company management, nor as a principal accounting officer, however Mr. Bhatt has extensive experience in business management and planning. Because of this, the loss of the services of either Mr. Shailesh Shah or Mr. Bhupendra M. Bhatt may irreparably harm the Company in such a manner that eJobResource cannot guarantee that it will be able to overcome any such loss in management.

Purchasers in this offering will have limited control over decision making because Shailesh Shah, eJobResource’s officer, director, and shareholder controls 51% of eJobResource issued and outstanding common stock

Presently, Shailesh Shah, eJobResource’s Director, President, Treasurer beneficially owns 51% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by eJobResource security holders, including the election of directors. Mr. Shailesh Shah would retain 51.00% ownership in eJobResource common stock assuming the minimum amount of shares of this offering is sold. In the event the maximum offering is attained, Mr. Shailesh Shah will own 47% of eJobResource outstanding common stock. Such concentrated control may also make it difficult for eJobResource stockholders to receive a premium for their shares of eJobResource common stock in the event eJobResource enters into transactions, which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of eJobResource. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

Investors may lose their entire investment if eJobResource fails to implement its business plan.

eJobResource expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development-stage company. eJobResource was formed in Nevada on January 27, 2004. eJobResource has no demonstrable operations record of substance upon which you can evaluate eJobResource’s business and prospects. eJobResource prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. EJobResource cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, eJobResource has had only limited start-up operations and has generated minimal revenues. Considering these facts, independent auditors have expressed substantial doubt about eJobResource’s ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, eJobResource’s lack of operating capital could negatively affect the value of its common shares and could result in the loss of your entire investment.

Because of our new business model, we have not proven our ability to generate profit, and any investment in eJobResource is risky.

We have very little meaningful operating history so it will be difficult for you to evaluate an investment in our stock.  Our auditors have expressed substantial doubt about our ability to continue as a going concern.  We cannot assure that we will ever be profitable.  Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are not successful.

If we do not raise funds through this offering, it is unlikely that we can continue operations.

As of March 31, 2008, we had assets of $11,723 and current liabilities of ($158,159).  We are devoting substantially all of our present efforts to establishing a new business and need the proceeds from this offering to continue implementing our new business plan.  We have not generated any income as of March 31, 2008 for the current fiscal year, and all revenue from year ending December 31, 2007, the first year under our current business model, was derived totally from a related party.  If we cannot raise funds through this offering, we will have to seek other sources of financing or we will be forced to curtail or terminate our business.  There is no assurance that additional sources of financing will be available at all or at a reasonable cost.  These factors raise substantial doubt about our ability to continue as a going concern.

If our operating costs exceed our estimates, it may impact our ability to continue operations.

We believe we have accurately estimated our needs for the next twelve months based on receipt of either the minimum or maximum amount of the offering.  It is possible that we may need to purchase additional equipment or that our operating costs will be higher than estimated.  If this happens, it may impact our ability to generate revenue and we would need to seek additional funding.  We intend to establish our initial client base via existing relationships that our directors and officers have established in their past business relationships.  Should these relationships not generate the anticipated volume of clientele, any unanticipated costs would diminish our working capital.

Competitors with more resources may force us out of business.

eJobResource has many potential competitors in the HR and ecommerce recruitment industry with respect to direct sales of PCs, computer parts, and other Information Technology products. We consider the competition is competent, experienced, and they have greater financial and technical, and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the development, sales, and marketing of their products and services than are available to us.

Some of the Company’s competitors also offer a wider range of services and products and have greater name recognition and more extensive customer bases than the Company. These competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements than the Company and may be able to undertake more extensive promotional activities, offer terms that are more attractive to customers and adopt more aggressive pricing policies than the Company. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their services and products. The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share.

eJobResource may not be able to attain profitability without additional funding, which may be unavailable.

eJobResource, Inc. has limited capital resources. To date, eJobResource has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable or to maintain sufficient inventory. Unless eJobResource begins to generate sufficient revenues to finance operations as a going concern, eJobResource may experience liquidity and solvency problems. Such liquidity and solvency problems may force eJobResource to cease operations if additional financing is not available. No known alternative resources of funds are available to eJobResource in the event it does not have adequate proceeds from this offering. However, eJobResource believes that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next six months.

RISKS ASSOCIATED WITH THIS OFFERING

You may not be able to sell your shares in eJobResource because there is no public market for eJobResource stock.

There is no public market for eJobResource common stock. Shailesh Shah, an officer and director, currently holds 51% of the eJobResource issued and outstanding common stock. Therefore, the current and potential market for eJobResource common stock is limited. No market is available for investors in eJobResource common stock to sell their shares if the Company does not acquire listing status. eJobResource cannot guarantee that a meaningful trading market will develop.

If eJobResource stock ever becomes tradable, of which eJobResource cannot guarantee success, the trading price of eJobResource common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond eJobResources control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of eJobResource stock.

Investors may have difficulty liquidating their investment because eJobResource’s stock will be subject to Penny Stock Regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in eJobResource shares, thereby reducing the level of trading activity in any secondary market that may develop for eJobResource shares. Consequently, customers in eJobResource securities may find it difficult to sell their securities, if at all.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution.

The principal shareholder of eJobResource, Shailesh Shah, who also serves as its Director, President, and Treasurer, acquired 15,675,000 restricted shares of eJobResource common stock at a price per share of $0.0001 as a result of the merger. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of eJobResource common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

All of eJobResource’s issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended.  When the restriction on these shares is lifted, and the shares are sold in the open market, the price of eJobResource common stock could be adversely affected.

All of the presently outstanding shares of common stock, aggregating 30,700,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided eJobResource is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. eJobResource currently has one shareholder who owns 15,675,000 restricted shares or 51% of the aggregate shares of outstanding common stock. When these shares become unrestricted and available for sale, the sale of these shares by the individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of eJobResource common stock in any market that might develop.

eJobResource is selling the shares offered in this prospectus without an underwriter and may not be able to sell any of the shares offered herein.

Shailesh Shah and Bhupendra M. Bhatt, eJobResource’s officers and directors, are offering the common shares on a best-efforts basis on eJobResource’s behalf. There is no broker-dealer retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that eJobResource is capable of selling all, or any, of the common shares offered hereby.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about eJobResource business, financial condition, and prospects that reflect eJobResource management’s assumptions and beliefs based on information currently available. eJobResource can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of eJobResource assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within eJobResource’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed advertising monitors that eJobResource expects to market, eJobResource’s ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which eJobResource functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Without realizing the minimum offering proceeds, eJobResource will not be able to commence planned operations and implement its business plan. Please refer to the section, herein, titled “Management’s Discussion and Plan of Operation” for further information.

eJobResource intends to use the proceeds from this offering as follows:

	Minimum		100% of Maximum
Application of Proceeds	$	% of total	$	% of total

Total Offering Proceeds	100,000	100	500,000	100

Offering Expenses
Legal & Professional Fees	12,000	12.00	12,000	2.10
Accounting Fees	30,000	30.00	30,000	6.00
Blue-sky fees	9,000	9.00	9,000	1.90
Total Offering Expenses	51,000	51.00	51,000	10.00

Net Proceeds from Offering	49,000	49.00	449,000	90.00

Use of Net Proceeds
Accounting Fees	5,000	5.00	5,000	1.00
Equipment - Demonstration	4,000	4.00	24,000	5.00
Legal and Professional Fees	8,000	8.00	28,000	5.00
Office Equipment and Furniture	5,000	5.00	17,000	4.00
Office Supplies	3,000	3.00	3,500	0.70
Salaries	15,000	20.00	180,000	36.00
Sales and Marketing	7,000	7.00	159,500	32.00
Working Capital (1)	2,000	2.00	32,000	6.30
Total Use of Net Proceeds	49,000	100.00	449,000	100.00

Total Use of Proceeds	100,000	100	500,000	100

Notes:

(1) The category of General Working Capital may include, but not be limited to, office rent, inventory procurement, printing costs, postage, telephone services, overnight delivery services and other general operating expenses.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to eJobResource’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.  Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Tangible Book Value” is the amount that results from subtracting total liabilities and intangible assets from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of eJobResource’s issued and outstanding stock. This is due in part because of the common stock issued to the eJobResource officers, directors, and employees totaling 30,700,000 shares at par value $0.0001 per share versus the current offering price of $0.20 per share. Please refer to the section titled “Certain Transactions”, herein, for more information.   Assuming all 2,500,000 shares offered are sold, and in effect eJobResource receives the maximum estimated proceeds of this offering from shareholders, eJobResource net book value will be approximately $.01230 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $.18770 per share, while the eJobResource  present stockholders will receive an increase of $.01528 per share in the net tangible book value of the shares that they hold. This will result in a 93.85% dilution for purchasers of stock in this offering.

In the event that the minimum offering of 500,000 shares is achieved, eJobResource  net book value will be approximately $.00027 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $.19973 per share while the eJobResource present stockholder will receive an increase of $.00325 per share in the net tangible book value of the shares he holds. This will result in a 99.87% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering. This table represents a comparison of the various prices paid by the individual who purchased shares in eJobResource previously:

	Minimum	Maximum
	Offering	Offering

Book Value Per Share Before the Offering	$(0.00298)	$(0.00298)

Book Value Per Share After the Offering	$.00027	$.01230

Net Increase to Original Shareholders	$.00325	$.01528

Decrease in Investment to New Shareholders	$.19973	$.18770

Dilution to New Shareholders (%)	99.87%	93.85%

SELLING SECURITY HOLDERS

The 12 selling shareholders are offering 8,975,000 shares of common stock already issued. The shares are included in the following table.

Except as otherwise noted, all of the above issuances were exempt from registration under Regulation D of the Securities Act.

The following table provides as of June 5, 2008 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

•

the number of shares owned by each prior to this offering;

•

the total number of shares that are to be offered for each;

•

the total number of shares that will be owned by each upon completion of the offering; assuming all shares are sold that are being registered;

•

the percentage owned by each; and

•

the identity of the beneficial holder of any entity that owns the shares.

Name of Selling Shareholder	Shares Owned Prior to this Offering (1)	Percent (%)	Maximum Number of Shares Being Offered	Beneficial Ownership After the Offering	Percentage Owned Upon Completion of the Offering
Roxanne Ames	700,000	2.3%	700,000	0	0
Rodney & Elizabeth Bluestone Trustees for Bluestone Family Trust	300,000.9%		300,000	0	0
Jodi Dev	25,000.08%		25,000	0	0
Emrys Consulting	300,000.9%		300,000	0	0
Gary Gelman	25,000.08%		25,000	0	0
Ian Gilbey	500,000	1.6%	500,000	0	0
Jason Jadidian	700,000	2.3%	700,000	0	0
Harshad Lakhani	25,000.08%		25,000	0	0
Tracy Larson	300,000.9%		300,000	0	0
Charles J. Smith	300,000.9%		300,000	0	0
Ramona Smith	250,000.8%		250,000	0	0
Andrew Yardley	5,550,000	18%	5,550,000	0	0

Total	8,975,000	29%	8,975,000	0	0

(1)  The number and percentage of shares beneficially owned is determined in accordance with the Rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days.

The percentages are based on the 30,700,000 shares of common stock outstanding on June 5, 2008 and assumes that all shares being registered in this Prospectus are sold by the selling shareholders.

Other than as described above, none of the selling shareholders or their beneficial owners has had a material relationship with us other than as a shareholder at any time within the past three years, or has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

None of the selling shareholders are NASD registered broker-dealers or affiliates of NASD registered broker-dealers.

PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering by eJobResources, Inc.  This Prospectus permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares that are sold by him.  There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.  Mr. Shailesh Shah and Mr. Bhupendra M. Bhatt, our officers and directors, will see the Shares and intend to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

They will register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a.

Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and

b.

Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.

Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.

Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i)  and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.20 per share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are only irrevocable if the minimum amount of 500,000 common shares, are not sold.

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the “Expiration Date”).

Sales by Selling Shareholders

In addition to our offering of 2,500,000 shares at a fixed price of $.20 per share through the direct offering, the selling shareholders also intend to sell up to 8,975,000 common shares at prevailing market prices or privately negotiated prices.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

•

on such public markets as the common stock may be trading;

•

in privately negotiated transactions; or

•

in any combination of these methods of distribution.

The sales price to the public may be:

•

the market price prevailing at the time of sale;

•

a price related to such prevailing market price; or

•

such other price as the selling shareholders determine.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

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not engage in any stabilization activities in connection with our common stock;

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furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and

•

not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

None of the selling shareholders will engage in any electronic offer, sale or distribution of the shares. Further, neither we nor any of the selling shareholders have any arrangements with a third party to host or access our Prospectus on the Internet.

The selling shareholders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling shareholders in one or more transactions at a fixed offering price, which may be changed, or at any varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

DEPOSIT OF OFFERING PROCEEDS

This is a “best effort,” minimum/maximum” offering and, as such, we will not be able to spend any of the proceeds unless and until the minimum of 500,000 common shares are sold and all proceeds from such sale are received.  We intend to hold all monies collected for subscriptions in a separate bank account until the total amount of $100,000 has been received.  At that time, the funds will be transferred to our business account for use in the implementation of our business plans.  In the event the minimum offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

PROCEDURES FOR AND REQUIREMENTS FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the company, are irrevocable unless the minimum offering of 500,000 common shares are not sold.  All checks for subscriptions should be made payable to eJobResource, Inc.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.0001 per share.  The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.  After this offering is completed, the present stockholders will own 92% of our outstanding shares and the purchasers in this offering will own 8%.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend on our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statement for the period from 2005 to 2007 included in this prospectus has been audited by Hawkins Accounting.  We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.  The reviewed financial statements for the 3 months ended March 31, 2008, prepared by the company are also included in this prospectus.

The Law Offices of Joseph L. Pittera, 2214 Torrance Boulevard, Suite 101, Torrance, California 90501, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

eJobResources, Inc. was incorporated in the State of Nevada on January 27, 2004.  Our key markets are in North America and India and eJobResource works by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers. For the employer, our goal is to provide the most effective solutions and easiest to use technology to simplify the hiring process and deliver access to our community of job seekers. For job seekers, our purpose is to improve their careers by providing work-related content, services and advice to enhance the consumer experience.

Our services and solutions include searchable job postings, a resume database, and other career related content. Job seekers can search our job postings and post their resumes on our website.

We continue to seek to be the premier integrated global human resource and job placement portal provider to businesses and consumers in North America and India. We also believe that demand for our services is significant and growing rapidly as businesses and consumers seek alternatives to the communications services currently offered in India. We intend to continue to focus on providing superior performance and high levels of customer service and technical support to increase our customer base and maximize customer satisfaction.

Our long-term business strategy is designed to further our primary goal of capitalizing on the significant opportunity in the global online recruitment marketplace.  We believe that concentrating our resources and energy on online recruitment, and specifically focusing on the eJobResource.com brand and businesses will best enable us to capitalize on the long-term opportunity and dynamic operating conditions within online recruitment. By streamlining our operating portfolio and increasing internal and external investments in online recruitment, we have simplified our strategy and operations. As a result, we believe that we have improved our ability to achieve higher long-term growth rates and the potential for greater profit margins.

We believe that the growth of the Internet and other network services in India has been inhibited by relatively high costs and poor user experiences caused by an inadequate telecommunications infrastructure and slow network connection speeds. We are committed to expanding and enhancing our website and to providing high quality technical support to attract users to our services. We believe that our services provide our customers with the ability to exchange information, communicate and transact business over the Internet with speed, efficiency, reliability and security superior to other online recruiting companies.

INDUSTRY BACKGROUND

Progressive Positioning in a High Growth Industry

According to e-recruitment analysts interbiznet.com, there are currently 15 million annual job changes taking place in the U.S. workforce of 100,000,000 people - resulting in an estimated $90 billion market of “cost to hire expenses.” To reduce this cost, Internet technologies will increasingly centralize and integrate the entire corporate recruiting process into an e-business supply chain. During the past year the e-recruiting industry has seen vast financial growth and maturation. Forrester Research estimates that the online recruiting market has grown to a $2.4 billion in 2006. This is just the beginning.  According to iLogos Research, 79% of companies now recruit on their corporate Web sites - up dramatically from only 29% in 2003. By 2010, iLogos predicts more than 90% of the Global 500 will recruit on their corporate Web sites. Corporate Web sites will become the primary interface of an Internet-based hiring management system - integrating recruiting from all sources including job boards, print media, job fair and employee referral programs. State-of-the-art Web-based recruiting systems will bring increased efficiencies and productivity to the corporate recruiting process.

Development of the Internet

We believe that the large and increasing number of home and office computers linked to the Internet, advances in network design, increased availability of Internet-based software and applications, the emergence of useful content and electronic commerce technologies, and convenient, fast and inexpensive Internet access will continue to drive Internet growth and usage in the near future.

Special Communications Needs of Businesses

As the Internet becomes more developed and reliable, businesses are increasingly utilizing the Internet for functions critical to their core business strategies, such as sales and marketing, customer service and project coordination. The Internet presents a compelling profit opportunity for businesses by enabling them to reduce operating costs, access valuable information and reach new markets. To maintain a significant presence on the Internet, businesses typically purchase Internet access services and establish a website. Internet access provides a company with its basic gateway to the Internet, allowing it to transfer e-mail, access information and connect with employees, customers and suppliers. A website provides a company with a tangible identity and an interactive presence on the Internet. Many corporations are also converting their legacy information systems and databases to web-enabled systems.

The Opportunity in India

As with many developing nations, the telecommunications infrastructure in India has, until recently, been controlled by government telecom providers. The resulting service remains inferior to service in developed countries. At the same time, however, the Indian economy continues to modernize and expand, particularly in sectors such as software development that are dependent on a reliable communications network. The growth of these industries is leading to an increasing base of personal computers and wired homes and businesses in India with a resulting increased demand for Internet services. We believe these trends, which mirror trends in more mature economies, will continue to develop in India.

We expect the growth in personal computers and Internet users to increase the demand for Internet content directed towards domestic Indian consumers as well as the amount of electronic commerce in India.

PRINCIPAL PRODUCTS AND SERVICES AND THEIR MARKETS

We are a sales-driven company, and we are committed to developing and extending an array of sales forces and selling approaches in order to best match customer needs and preferences. In the Large Size Businesses area of our business we focus on larger businesses, with larger sums available to spend, and we strive to add new products and services that will allow us to penetrate clients' human resources budgets. In the Small to Medium-Sized Businesses area of our business, we emphasize customer acquisition and seek to increase our coverage of the available customer base over time. Our self-service eCommerce sales channel allows advertisers to post jobs with greater flexibility and control, while also enabling us to better and more efficiently serve smaller customers and individuals with less frequent recruitment needs.

Internet Advertising & Fees

Our Internet Advertising & Fees segment provides consumers with content, services and useful offerings that help them manage the development and direction of their current and future careers, while providing employers, educators and marketers with innovative and targeted media-driven solutions to impact these consumers at critical moments in their lives. Our network appeals to advertisers and other third parties as our site cost-effectively delivers certain discrete demographic groups in a relevant and engaging online environment. We believe that by strengthening our user engagement, driving additional traffic and increasing usage of our website, we can increase the appeal to our customers and reward them with a higher return on their marketing investment. Our site is constantly evolving to integrate new and innovative features, in order to provide the relevant content that connects with our users. The majority of our services are free to users and are currently offered in North America and India.

Revenue for the Internet Advertising & Fees segment is derived primarily from three types of services: lead generation, display advertising and products sold to consumers for a fee. Lead generation is a highly scalable direct response business in which marketers pay for connections to consumers whose demographics and interests match the requirements of specific business offerings. Our large database of users and ongoing collection of numerous points of data allows us to provide our clients with targeted and valuable leads. Display advertising opportunities have been integrated to include North America and India based content, allowing marketers to deliver targeted online advertising messages via numerous sizes and formats of creative units.  Users come to our website for information and advice on how to manage their careers, and this environment is typically seen by marketers as desirable for promotion. Premium content and services comprise the final source of revenue for the Internet Advertising & Fees segment, as consumers pay for access to information and tools that provide greater support in the development of their educational and career opportunities.

India Focused Content and Electronic Commerce

We are focusing internet content and electronic commerce for our website with customized details for the Indian market.  We view the Indian market as a series of specific market segments with unique cultural and topical interests, rather than an extension of a homogeneous, worldwide Internet market. We have assembled a team of India-based employees familiar with the local culture, language and business environments in our markets to develop Internet content and electronic commerce tailored for the Indian market. We regularly incorporate new and original third-party content suited to our local and regional audiences to enhance our customers’ online experience and to attract new users both within India and North America. As a result of our local market knowledge, we have been able to increase traffic flow to our website and to create brand awareness for eJobResource.com.

Target Markets

The online recruitment opportunity is global in nature and as Internet penetration and eCommerce adoption progress overseas, we see attractive new market opportunities for eJobPlacement.com. We intend to participate in the international opportunity by projecting elements of our product, operating plan and strategy into overseas markets, and we will continue to examine opportunities to bolster our international profile, whether by acquisition or internal investment.

India Target Market

Our main focus internationally is India where online recruiting offers tremendous opportunity.  It is believed that low cost of personal computers, a growing installed base for Internet use, and an increasingly competitive Internet Service Provider (ISP) market will help fuel online recruiting growth in Asia's second most populous nation.   According to a McKinsey-Nasscom report by the year 2008, e-commerce transactions in India are expected to reach $100 billion.  The Indian middle class of 288 million people is equal to the entire U.S. consumer base. This makes India a very attractive market.

North America Target Market

Recruitment advertising is predominantly a local business, and eJobPlacement.com seeks to establish brand recognition, seeker traffic and employer relationships on a local basis throughout our organization. In North America, we continue to pursue local leadership through targeted marketing efforts, localized websites and local sales efforts. Internationally, we tend to rely upon local management and customized market-specific sales and marketing strategies as well.  During the past year the e-recruiting industry has seen vast financial growth and maturation. Forrester Research estimates that the online recruiting market has grown to a $2.4 billion in 2006.

DISTRIBUTION METHODS

Our goal is to become the leading global human resource and job placement portal to businesses and consumers in North America and India. Our principal business strategies to accomplish this objective are:

Increase Market Penetration

Increase penetration in our existing markets by expanding awareness of the eJobResource brand name to capitalize on our first mover advantage in India. We intend to capitalize on our first-to-market advantage in India to establish national brand name in advance of other private competitors. We believe that increased delivery of broadband services by the Government of India, availability of broadband content, reduced cost of personal computers and increased purchasing capacity of the middle class in India will drive this business forward in the future.

New Technology

Expand our services with new technologies to enable our customers to use the Internet more effectively. We continually seek to expand the breadth of our service offerings with new technologies.

Value Added Services

Provide more value added services by leveraging on the rapid growth of wireless Internet and mobile services in India and strengthen our Internet site with more content tailored to Indian interests worldwide. Our website eJobResource.com will ultimately function as an initial gateway to the Internet; the user’s starting point for web browsing and other Internet services. Our website will be media rich, user friendly and interactive offering hyperlinks to a wide variety of websites and services, including our own websites. Our website will cater to a variety of Indian interests within and outside of India. To achieve our goal of developing the premier Internet website focused on the Indian market, we intend to continue to expand and improve the quality of the website and develop additional content oriented towards topical and cultural interests of Indians worldwide.

Strategic Alliances

Form strategic alliances with several online and offline media partners to deliver content to our users. As the availability of Internet access expands in India, we believe that increasing numbers of Internet users will be attracted to our high quality website and online content designed specifically for the Indian consumer. We will seek to attract advertisers, electronic commerce merchants and third-party content providers trying to reach our users in order to generate additional revenue.

We intend to initiate a number of strategic relationships with key vendors of Internet-related hardware, software and services.  These relationships will result in two significant benefits. First, they provide us with the ability to offer valuable services to our customers in India. In addition, these relationships help us market our services by providing us with access to our partners’ customer bases.

Strategic Investments

Pursue selective strategic investments, alliances and acquisitions to expand our customer base, increase utilization of our network and add new technologies to our service mix. We believe that our growth can be supplemented by selective acquisitions of complementary businesses. We may seek to expand our market presence in our corporate network business through the acquisition of web hosting, data center, web implementation and/or systems integration companies serving India, the United States or other markets. We will also consider acquisitions of Internet service providers that have a significant or growing customer base in our current or targeted markets.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS

We have not publicly announced any new products.

COMPETITION

The markets for our services and products are highly competitive and are characterized by pressure to win new customers, expand the market for our services and to incorporate new capabilities and technologies. We face competition from a number of sources. These sources include other employment-related websites, traditional media companies (primarily newspaper publishers), Internet portals, search engines and social networking websites. Many traditional media companies and newspaper publishers offer new media capabilities such as online recruitment websites. The barriers to entry into Internet businesses like ours are relatively low such that new competitors continuously arise. For example, over the past several years many niche career websites have been launched targeted at specific industry verticals. Many of our competitors or potential competitors have long operating histories, and some have greater financial, management, technological, development, sales, marketing and other resources than we do. In addition, our ability to maintain our existing clients and generate new clients depends to a significant degree on the quality of our services, pricing and reputation among our clients and potential clients.  eJobResource has many potential competitors in the HR and recruitment e-commerce portal business with respect to direct sales of PCs, computer parts, and other Information Technology products. We consider the competition is competent, experienced, and they have greater financial and technical, and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the development, sales, and marketing of their products and services than are available to us.

SOURCES AND AVAILABILITY OF PRODUCTS

Our goal is to become the leading global human resource and job placement portal to businesses and consumers in North America and India. Our principal business strategies to accomplish this objective are:

Increase Market Penetration

Increase penetration in our existing markets by expanding awareness of the eJobResource brand name to capitalize on our first mover advantage in India. We intend to capitalize on our first-to-market advantage in India to establish national brand name in advance of other private competitors. We believe that increased delivery of broadband services by the Government of India, availability of broadband content, reduced cost of personal computers and increased purchasing capacity of the middle class in India will drive this business forward in the future.

New Technology

Expand our services with new technologies to enable our customers to use the Internet more effectively. We continually seek to expand the breadth of our service offerings with new technologies.

Value Added Services

Provide more value added services by leveraging on the rapid growth of wireless Internet and mobile services in India and strengthen our Internet site with more content tailored to Indian interests worldwide. Our website eJobResource.com will ultimately function as an initial gateway to the Internet; the user’s starting point for web browsing and other Internet services. Our website will be media rich, user friendly and interactive offering hyperlinks to a wide variety of websites and services, including our own websites. Our website will cater to a variety of Indian interests within and outside of India. To achieve our goal of developing the premier Internet website focused on the Indian market, we intend to continue to expand and improve the quality of the website and develop additional content oriented towards topical and cultural interests of Indians worldwide.

Strategic Alliances

Form strategic alliances with several online and offline media partners to deliver content to our users. As the availability of Internet access expands in India, we believe that increasing numbers of Internet users will be attracted to our high quality website and online content designed specifically for the Indian consumer. We will seek to attract advertisers, electronic commerce merchants and third-party content providers trying to reach our users in order to generate additional revenue.

We intend to initiate a number of strategic relationships with key vendors of Internet-related hardware, software and services.  These relationships will result in two significant benefits. First, they provide us with the ability to offer valuable services to our customers in India. In addition, these relationships help us market our services by providing us with access to our partners’ customer bases.

Strategic Investments

Pursue selective strategic investments, alliances and acquisitions to expand our customer base, increase utilization of our network and add new technologies to our service mix. We believe that our growth can be supplemented by selective acquisitions of complementary businesses. We may seek to expand our market presence in our corporate network business through the acquisition of web hosting, data center, web implementation and/or systems integration companies serving India, the United States or other markets. We will also consider acquisitions of Internet service providers that have a significant or growing customer base in our current or targeted markets.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We feel that, because of the potential wide base of customers for our services, we will not rely on one or a few major customers.

PATENTS AND TRADEMARKS

We do not have, nor do we intend to apply for in the near future, any patents or trademarks.  We will assess the need for any patents or trademarks on a continuing basis.

NEED FOR ANY GOVERNMENT APPROVAL OR PRINCIPAL PRODUCTS

We do not require any government approval for our services.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws.  We will also be subject to common business and tax rules and regulations pertaining to the operation of our business

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date.  We do not currently plan to spend any funds on research and development activities in the future.

ENVIRONMENTAL LAWS

Our operations are not subject to any Environmental Laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have 3 independent contractors on an as needed basis.  Our Chief Executive Officer, Mr. Shailesh Shah, currently devotes all of his time to the Company and is responsible for the primary operation of our business.  There are no formal employment agreements between the company and its’ Chief Executive Officer.

DESCRIPTION OF PROPERTY

We currently do not own any property.  We are currently operating out of a 1,200 square foot office located at 6920 Knott Avenue, Suite A-C, Buena Park, California 90621.  We consider our current corporate office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

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Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

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Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

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Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

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Contains a toll-free number for inquiries on disciplinary actions;

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Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

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Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

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The bid and offer quotations for the penny stock;

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The compensation of the broker-dealer and its salesperson in the transaction;

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The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

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Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

Our stock transfer agent is Holladay Stock Transfer, 2939 N 67th Pl, Scottsdale, Arizona 85251, Telephone number (480) 481-3940.

FINANCIAL STATEMENTS

Our fiscal year end is December 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the date of incorporation, January 24, 2007, to December 31, 2007 and the reviewed financials for the 3 months ended March 31, 2008 immediately follow.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has a negative current ratio and Company has incurred an accumulated deficit of $91,523 for the period from January 01, 2007 to December 31, 2007. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of incorporation through December 31, 2007.  For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:	12/31/2007

Cash	$ 88
Total assets	$ 12,088
Total liabilities	$ 103,612
Shareholders’ equity	$ (91,523)

Other than the shares being registered by this prospectus, no other source of capital has been identified or sought.

PLAN OF OPERATION

GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has a negative current ratio and Company has incurred an accumulated deficit of $91,523 for the period from January 01, 2007 to December 31, 2007. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.  Management has implemented a new business model, taking the Company in the direction of IT placement and more consulting. Management has plans to seek additional capital through a public offering of its common stock. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

CRITICAL ACCOUNTING POLICIES

A.

BASIS OF ACCOUNTING

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

B.

BASIC EARNINGS PER SHARE

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

C.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

E.

INCOME TAXES

Prior to year ending December 31, 2007 the company was organized as an LLC and elected to be taxed as a partnership.  Therefore, no provision for income taxes needed to be made for the years ending December 31, 2006 and 2005.

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the net deferred taxes, as of December 31, 2007 are as follows:

Deferred tax assets:
Net operating loss carry forward	$95,413
Less valuation allowance	(95,413)
Total net deferred tax assets	-

The federal statutory tax rate reconciled to the effective tax rate during fiscal 2007 and 2006, respectively, is as follows:

	2007	2006

Tax at U.S. Statutory Rate	35.0%	35.0%

Change in valuation allowance	(35.0)	(35.0)

	0.0%	0.0%

Income taxes are accounted for in accordance with SFAS 109, Accounting for Income Taxes, using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

NEW ACCOUNTING PRONOUNCEMENTS

Management believes that the following new pronouncements will have no significant impact on the financial statements.

In September 2006, FASB issued SFAS 157 'Fair Value Measurements'. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106, and 132(R). This Statement improves financial reporting by requiring an employer to recognize the overfunded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements. The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements. In March 2008, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 161, Disclosures about Derivative Instruments and Hedging Activities (SFAS 161). SFAS 161 amends and expands the disclosure requirements of SFAS 133, Accounting for Derivative Instruments and Hedging Activities. It requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (SFAS 141R). SFAS 141R significantly changes the accounting for business combinations in a number of areas including the treatment of contingent consideration, pre-acquisition contingencies, transaction costs, in-process research and development, and restructuring costs. In addition, under SFAS 141R, changes in an acquired entity's deferred tax assets and uncertain tax positions after the measurement period will impact income tax expense. SFAS 141R is effective for fiscal years beginning after December 15, 2008. The Emerging Issues Task Force (EITF) reached consensuses on EITF Issue No. 06-04, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements (EITF 06-04) and EITF Issue No. 06-10, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Collateral Assignment Split-Dollar Life Insurance Arrangements (EITF 06-10), which require that a company recognize a liability for the postretirement benefits associated with endorsement and collateral assignment split-dollar life insurance arrangements. Cactus is currently evaluating the impact, if any, that the provisions of EITF 06-04 and EITF 06-10 will have on its consolidated financial statements.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Listed below are the directors and executive officers of the Company.

Name	Age	First Year as Director	Position
Shailesh Shah	42	October 2007	President/Director
Bhupendra M. Bhatt	57	October 2007	Chief Financial Officer/Director

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation was paid during the fiscal years ended December 31, 2005, 2006, and 2007 to directors for services in their capacity as director.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

The following information sets forth the backgrounds and business experience of the directors and executive officers.

SHAILESH SHAH, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Shailesh Shah is the President and Chief Executive Officer of eJobResource, Inc.  Mr. Shah has over twenty years experience in the fields of Information Technology consulting, human resource management, and international trade and hospitality services.  From 1998 until the present Mr. Shah was the President and CEO of the Sohm Group of companies, located in Buena Park, where he has successfully assisted prospective importers and exporters with evaluating their import-export potential, identifying target markets, developing market strategies, building distribution networks, and guiding clients through the mechanics of international trade.  Mr. Shah has a Bachelor of Science, and Post-graduate diplomas in International Business Management and Marketing and Sales Management.  Mr. Shah is a member of the following associations: Certified Management Consultants (CMC, IMC, Washington, D.C.; Senior Member of AATCC, NC; Rotary Club of Buena Park; Life member of Ahmedabad Management Association, India; member of All India Management Association, New Delhi, India; Buena Park Chamber of Commerce; California Chamber of Commerce, Sacramento, California; U.S. Chamber of Commerce, Washington, D.C.; Asian American Hotel Owners Association, (AAHOA), Atlanta, Georgia; and American Hotel and Lodging Association, (AHLA).

BHUPENDRA M. BHATT, CHIEF FINANCIAL OFFICER

Bhupendra M. Bhatt is the Chief Financial Officer of eJobResource, Inc.  Mr. Bhatt has extensive experience as a business consultant with experience in business valuation, business plan preparation, compilation, review, and auditing of financial statements, tax preparation and consulting, and corporate reorganizations.  Mr. Bhatt received his BS in Accounting from Gujarat University, India, and his MBA Certificate from Freeman School of Business, University of Florida.  Mr. Bhatt is a member of the following associations: National Association of Certified Valuation Analyst.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Shailesh Shah	2008	-	-	-	-	-	-	-
President, Treasurer, and Director

Bhupendra M. Bhatt	2008	-	-	-	-	-	-	-
Chief Financial Officer, Secretary, and Director

STOCK AND OPTION AWARDS

We did not grant any options or stock appreciation rights to our named executive officers or directors in the fiscal 2005, 2006, and 2007.

DIRECTORS’ COMPENSATION

Directors are not entitled to receive compensation for services rendered to eJobResource, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since eJobResource, Inc.’s incorporation on January 27, 2004, eJobResource has not paid any monetary compensation to any officer, director, or employee.  All officers, directors, and employees have only been compensated in shares off the Company. The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

eJobResource, Inc. currently does not have existing or proposed option/SAR grants.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

			Percent of Class
Title of	Name, Title and Address of Beneficial	Amount of Beneficial	Before	After
Class	Owner of Shares (1)	Ownership (2)	Offering	Offering (3)

Common	Shailesh Shah, President, CEO, and Director	15,675,000	51%	47%
Common	Swati Shah	1,800,000	6%	5%
Common	Bhupendra M. Bhatt, Chief Financial Officer, Secretary and Director	25,000.08%		.07%
Common	Andrew Yardley	5,550,000	18.5%	17%

1.  The address of each executive officer and director is c/o eJobResource, Inc., 6920 Knott Avenue, Suite A-C, Buena Park, California 90621.

2.  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.  Assumes the sale of the maximum amount of this offering (2,500,000 shares of common stock) by eJobResource. The aggregate amount of shares to be issued and outstanding after the offering is 33,200,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

The Company has paid a vendor controlled by a major shareholder of the company fees for consulting and business support services, including purchase of fixed assets.  Payments totaled $37,493 and $2,041 for the years ended December 31, 2007 and 2006 respectively. Payables to this vendor in the amount of $74,512 are also carried as a current liability as of December 31, 2007.  As of December 31, 2006, the Company carried a receivable of $3,447 from the same vendor.

The Company has been engaged by a vendor controlled by the same major shareholder referred to above to provide placement services and consulting services.  For the year ended December 31, 2007, the Company recognized revenues of $63,355.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

To the Board of Directors and Shareholders

eJobResource, Inc

Buena Park, California

Report of Independent Registered Public Accounting Firm

I have audited the balance sheets of eJobResource, Inc. as of December 31, 2007 and 2006 and the related statements of operations, stockholders’ equity and cash flows for the years ending December 31, 2007, 2006 and 2005.  These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eJobResource, Inc as of December 31, 2007 and 2006, the results of operations and it’s cash flows for the years ended December 31, 2007, 2006 and 2005 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has incurred negative cash flows and has accumulated shareholders’ equity, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/S/ Hawkins Accounting

May 16, 2008

Los Angeles, CA

eJobResource, Inc.

BALANCE SHEET

For the years ending December 31, 2007, 2006, and 2005

ASSETS	2007	2006
Current Assets
Cash in Bank	$88	$443
Accounts Receivable	-	3,447
Allowance for doubtful Accounts	-
	-
Total Current Assets	88	3,890
Fixed Assets
Furniture and Fixtures	-
Computer Hardware	15,000	-
Computer Software	-	-
Other depreciable assets	-	-
Total Fixed Assets	15,000	-
(Less) Accumulated Depreciation	(3,000)	-
Total Fixed Assets	12,000	-
Other Assets
Deferred Taxes	-
Total Other Assets	-	-
Total Assets	$12,088	$3,890
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable-trade	$-	$-
Accrued Expenses	29,100	-
Accrued Expenses to related parties	74,512
Loan from Stock holders
Total Current Liabilities	103,612	-
Total Liabilities	103,612	-
Shareholders' Equity
Capital stock, 100,000,000 shares authorized, $.0001 par value
30,700,000 shares outstanding	3,070	-
Paid-In Capital	(3,070)	-
Retained Earnings	(91,523)	3,890
Total Shareholder's equity	(91,523)	3,890
Total Liabilities and Shareholders' Equity	$12,088	$3,890

The accompanying notes are an integral part of these financial statements

eJobResource, Inc.

STATEMENT OF OPERATIONS

For the years ending December 31, 2007, 2006, and 2005

	2007	2006	2005

Net sales	$63,573	$72,102	$73,836

Cost of goods sold	0	0	0

Gross Profit	63,573	72,102	73,836

General and Administrative Expenses
Bank Fees	162	48
Depreciation	3,000	0
Legal Fees	47,500	70,275
Organizational Costs	27,500
Outside Services	78,275		43,964
State Taxes	800	20
General & administration	1,750		2364
	158,987	70,343	46,328

		0	0
Net Income (loss) from operations	(95,413)	1,759	27,508

Other income and (expenses)
Translation Expense	0	0	0
Total other income and (expense)	0	0	0

Net gain/(loss)	$(95,413)	$1,759	$27,508

Net loss per share	$(0.01)	$0.01	$0.01

Weighted average of outstanding shares	30,700,000	30,700,000	30,700,000

The accompanying notes are an integral part of these financial statements

eJobResource, Inc.

STATEMENT OF SHAREHOLDERS’ DEFICIT

For the years ending December 31, 2007, 2006, and 2005

			PAID-IN	RETAINED
Date	SHARES	AMOUNT	CAPITAL	DEFICIT	TOTAL

		2005
January 1, 2005	-		-	2,364	2,364
Distribution	-	-	-	(25,700)	(25,700)
Net Income/Loss				27,508	27,508
December 31, 2005	-	-	-	4,172	4,172

		2006
January 1, 2006	-		-	4,172	4,172
Distribution	-	-	-	(2,041)	(2,041)
Net Income/Loss				1,759	1,759
December 31, 2006	-	-	-	3,890	3,890

		2007

December 31, 2006			-	3,890	3,890
Reverse Merger	30,700,000	3,070	(3,070)		-
Net Income/Loss				(95,413)	(95,413)
December 31, 2007	30,700,000	3,070	(3,070)	(91,523)	(91,523)

The accompanying notes are an integral part of these financial statements

eJobResource, Inc.

CASH FLOWS FROM OPERATIONS

For the years ending December 31, 2007, 2006, and 2005

	2007		2006		2005
Cash flows from operations
Net (Loss)	$		$		$
Adjustments to reconcile net income to		(95,413)		1,759		27,508
net operating activities
Depreciation		3,000
Amortization
Distribution of profits to shareholders		0		(2,041)		(25,700)
(Increase) Decrease in accounts receivable		3,447				(1,982)
(Increase) Decrease in other receivables		0
(Increase) Decrease in prepaid
Increase (Decrease) in accounts payable		0
Increase (Decrease) in other accrued expenses		29,100
Increase (Decrease) in payroll taxes
Increase (Decrease) in sales taxes		0
(Increase) Decrease in deposits		0
Net cash provided by operations		(59,866)		(282)		(174)

Investing Activities
Purchase of fixed assets		15,000		0		0
Purchase of other assets		0		0		0
Net cash used in investing activities		15,000

Financing Activities
Sale of Stock		0
Costs of PPM		0
Borrowings for purchase of assets		0
Payment on debt		0
Distribution of Profits to Shareholders		0
Shareholder loans		74,511
Net cash generated by financing activities		74,511

Increase (decrease) in cash and equivalents		(355)		(282)		(174)
Cash at the beginning of period		443		725		899
Cash at the end of period		$88		$443		$725

The accompanying notes are an integral part of these financial statements

eJobResource, Inc.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

December 31, 2007, 2006, and 2005

Note 1 - Organization and Principal Activities

Organization

eJobResource, Inc (the Company) is a Nevada corporation, incorporated on January 27, 2004. The Company’s original name at inception was Nevada Support, Inc. On October, 10th 2007, the Company entered into a stock swap with eJobResource.com, LLC (a California LLC). The Company on November 20th, 2007, changed  its name to eJobResource, Inc. which better reflected its principal business strategies.

For accounting purposes, the acquisition has been treated as a recapitalization of eJobResource.com LLC, with eJobResource.com LLC being the accounting acquirer. The historical financial statements are those of eJobResource.com, LLC. Loss per share for the year ended December 31, 2007 and all share-related data have been presented giving effect to the recapitalization resulting from the reverse merger.

The Company is engaged in the business of personnel recruiting and contract placement recruitment of personnel business during the period ending December 31, 2007.  Prior to December 31, 2007, eJobResource.com, LLC. was in the technology sector, in both  hardware and software.

Note 2 - Summary of Significant Accounting Policies

Basis of presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. The Company bases its estimates on historical experience, management expectations for future performance, and other assumptions as appropriate. Key areas affected by estimates include allowance for doubtful accounts, depreciation provisions, income taxes and contingencies. Actual results may vary from those estimates.

Revenue recognition

The Company currently recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements'. The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangement, delivery has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.

The company is responsible for fulfillment including acceptability of the service ordered by customer, therefore company records revenue on Gross basis during the year ending December 31, 2006 and 2005.  The Company has since discontinued these types of arrangements to implement its’ new business plan of on-line job boards for the IT industry.

Comprehensive Income (loss)

The Company has adopted SFAS No. 130, "Reporting Comprehensive Income", which requires the disclosure of comprehensive income, which includes net income (loss), unrealized gains and losses on marketable securities classified as available-for-sale, and foreign currency translation adjustments.

Stock - Based Compensation

The Company may periodically issue shares of common stock for services rendered or for other costs and expenses. Such shares will be valued based on the market price of the shares on the transaction date.

The Company may periodically issue stock options to employees and stock options or warrants to non-employees in non-capital raising transactions for services and for financing costs.

In March 2004, the FASB issued a proposed statement, Share-Based Payment, which addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for equity instruments of the enterprise or liabilities that are based on the grant-date fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. The proposed statement would eliminate the ability to account for share-based compensation transactions using Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and generally would require instead that such transactions be accounted for using a fair-value-based method. In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which is a revision of SFAS No. 123. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their grant-date fair values. Pro forma disclosure is no longer an alternative.

As permitted by SFAS No. 123, for the year 2007, the Company has not accounted for share-based payments to employees using APB Opinion No. 25's intrinsic value method and, as such, generally recognized no compensation cost for employee stock options.

Earnings (Loss) Per Common Share

Statement of Financial Accounting Standards No. 128, "Earnings Per Share", requires presentation of basic earnings per share ("Basic EPS) and diluted earnings per share ("Diluted EPS). Basic earnings (loss) per share has not been since the Company has a loss for the year 2007.

Statement of Financial Accounting Standards No. 128, “Earnings Per Share”, requires presentation of basic earnings per share (”Basic EPS) and diluted earnings per share (“Diluted EPS).  Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted average number of common shares outstanding (including shares reserved for issuance) during the period.  Diluted earnings per share is calculated by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding and all dilutive potential common shares that were outstanding during the period.

Cash and Cash Equivalents

All cash and short-term investments with original maturities of three months or less are considered cash and cash equivalents, since they are readily convertible to cash. These short-term investments are stated at cost, which approximates fair value.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required. Accounts are "written-off" when deemed uncollectible. Management has determined that an allowance for doubtful accounts was not deemed necessary at December 31, 2007 and 2006.

Property and Equipment

Property and equipment are stated at cost. Costs of replacements and major improvements are capitalized, and maintenance and repairs are charged to operations as incurred. Depreciation expense is provided primarily by methods approximating the straight-line method over the estimated useful lives of the assets, taking into consideration any residual value. The estimated lives of the assets range from three to five years.

Allowance for Doubtful Accounts

The Company extends credit based on an evaluation of the customer’s financial condition, generally without collateral.  Exposure to losses on receivables is principally dependent on each customer’s financial condition.   The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.  Accounts are “written-off” when deemed uncollectible.  Management has determined based on the fact that the receivable for the period ending December 31, 20076 is from a related party, no provision for doubtful accounts is deemed necessary for the years ending December 31, 2007.

Long Lived Assets

The Company accounts for our long-lived, tangible assets and definite-lived intangible assets in accordance with Statement of Financial Accounting Standards No. (SFAS) 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  As a result, the Company assesses long-lived assets classified as “held and used,” including the equipment and furniture, for impairment whenever events or changes in business circumstances arise that may indicate that the carrying amount of the long-lived asset may not be recoverable.  These events would include significant current period operating cash flow losses associated with the use of a long-lived asset group of assets combined with a history of such losses, significant changes in the manner of use of assets and significant negative history or economic trends.  Management evaluated the long-lived assets for impairment during 2007 and did not note any triggering event that the carrying values of material long lived assets are not recoverable.

Fair Value Estimates

The fair value of an asset or liability is the amount at which it could be exchanged or settled in a current transaction between willing parties.  The carrying values for cash and cash equivalents, current and noncurrent marketable securities, restricted investments, accounts receivable and accrued liabilities and other current assets and liabilities approximate their fair value due to their short maturities.

Note 3 - Recently issued accounting pronouncements

Management believes that the following new pronouncements will have no significant impact on the financial statements.

In September 2006, FASB issued SFAS 157 'Fair Value Measurements'. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106, and 132(R). This Statement improves financial reporting by requiring an employer to recognize the overfunded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements. The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements. In March 2008, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 161, Disclosures about Derivative Instruments and Hedging Activities (SFAS 161). SFAS 161 amends and expands the disclosure requirements of SFAS 133, Accounting for Derivative Instruments and Hedging Activities. It requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (SFAS 141R). SFAS 141R significantly changes the accounting for business combinations in a number of areas including the treatment of contingent consideration, pre-acquisition contingencies, transaction costs, in-process research and development, and restructuring costs. In addition, under SFAS 141R, changes in an acquired entity's deferred tax assets and uncertain tax positions after the measurement period will impact income tax expense. SFAS 141R is effective for fiscal years beginning after December 15, 2008. The Emerging Issues Task Force (EITF) reached consensuses on EITF Issue No. 06-04, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements (EITF 06-04) and EITF Issue No. 06-10, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Collateral Assignment Split-Dollar Life Insurance Arrangements (EITF 06-10), which require that a company recognize a liability for the postretirement benefits associated with endorsement and collateral assignment split-dollar life insurance arrangements. Cactus is currently evaluating the impact, if any, that the provisions of EITF 06-04 and EITF 06-10 will have on its consolidated financial statements.

Note 4 - Property and Equipment

Property and equipment consists of the following at December 31, 2007 and 2006:

	December 31, 2007	December 31, 2006

Property and equipment	$15,000	$0
Accumulated depreciation	(3,000)	0
	$12,000	0

Depreciation expense was $ 3000, $0 and $0 for years ended December 31, 2007, 2006 and 2005 respectively.

Note 5 - Income taxes

Prior to year ending December 31, 2007 the company was organized as an LLC and elected to be taxed as a partnership.  Therefore, no provision for income taxes needed to be made for the years ending December 31, 2006 and 2005.

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the net deferred taxes, as of December 31, 2007 are as follows:

Deferred tax assets:
Net operating loss carry forward	$ 95,413
Less valuation allowance	(95,413)
Total net deferred tax assets	-

The federal statutory tax rate reconciled to the effective tax rate during fiscal 2007 and 2006, respectively, is as follows:

	2007	2006

Tax at U.S. Statutory Rate	35.0%	35.0%

Change in valuation allowance	(35.0)	(35.0)

	0.0%	0.0%

Income taxes are accounted for in accordance with SFAS 109, Accounting for Income Taxes, using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Note 6 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has a negative current ratio and Company has incurred an accumulated deficit of $91,523 for the period from January 01, 2007 to December 31, 2007. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.  Management has implemented a new business model, taking the Company in the direction of IT placement and more consulting. Management has plans to seek additional capital through a public offering of its common stock.  These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 7 - Concentrations

Over 50% of the Company's revenues were generated from one customer during the year ended December 31, 2007. At December 31, 2006, accounts receivable from this one customer represented 100% of the Company's total accounts receivable.

Note 8  Related Party Transactions

The Company has paid a vendor controlled by a major shareholder of the company fees for consulting and business support services, including purchase of fixed assets.  Payments totaled $37,493 and $2,041 for the years ended December 31, 2007 and 2006 respectively. Payables to this vendor in the amount of $74,512 are also carried as a current liability as of December 31, 2007.  As of December 31, 2006, the Company carried a receivable of $3,447 from the same vendor.

The Company has been engaged by a vendor controlled by the same major shareholder referred to above to provide placement services and consulting services.  For the year ended December 31, 2007, the Company recognized revenues of $63,355.

eJobResource, Inc.

BALANCE SHEET

For the three month ended March 31, 2008, and 2007

ASSETS		2008	2007
Current Assets
Cash in Bank		$473	$125
Accounts Receivable		0	30,265
Allowance for doubtful Accounts		0	-
		0	-
Total Current Assets		473	30,390
Fixed Assets
Furniture and Fixtures			-
Computer Hardware		15,000	15,000
Computer Software			-
Other depreciable assets			-
Total Fixed Assets		15,000	15,000
(Less) Accumulated Depreciation		(3,750)	-
Total Fixed Assets		11,250	15,000
Other Assets
Deferred Taxes			-
Total Other Assets			-
Total Assets		11,723	$45,390
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable-trade	$		$-
Accrued Expenses		50,085
Accrued Expenses to related parties		88,074	19,182
Loan from Stock holders		20,000
Total Current Liabilities		158,159	19,182
Total Liabilities		158,159	19,182
Shareholders' Equity
Capital stock, 100,000,000 shares authorized, $.0001 par value
30,700,000 shares outstanding		3,070	3,070
Paid-In Capital		(3,070)	(3,070)
Retained Earnings		(146,436)	26,208
Total Shareholder's equity		(146,436)	26,208
Total Liabilities and Shareholders' Equity		11,723	$45,390

The accompanying notes are an integral part of these financial statements

eJobResource, Inc.

STATEMENT OF OPERATIONS

For the three month ended March 31, 2008, and 2007

	2008	2007

Net sales	$0	$45,255

Cost of goods sold	0	0

Gross Profit	0	45,255

General and Administrative Expenses
Bank Fees	77	12
Depreciation	750	0
Legal Fees	30,000	7,500
Organizational Costs	0	0
Outside Services	24,000	15,075
State Taxes		0
General & administration	85	350
	54,912	22,937

Net Income (loss) from operations	(54,912)	22,318

Other income and (expenses)
Translation Expense	0	0
Total other income and (expense)	0	0

Net gain/(loss)	$(54,912)	$22,318

Net loss per share	$(0.01)	$0.01

Weighted average of outstanding shares	30,700,000	30,700,000

The accompanying notes are an integral part of these financial statements

eJobResource, Inc.

STATEMENT OF SHAREHOLDERS’ DEFICIT

For the three month ended March 31, 2008, and 2007

			PAID-IN	RETAINED
Date	SHARES	AMOUNT	CAPITAL	DEFICIT	TOTAL

		2007

December 31, 2006			-	3,890	3,890
Reverse Merger	30,700,000	3,070	(3,070)		-
Net Income/Loss				22,318	22,318
March 31, 2007	30,700,000	3,070	(3,070)	26,208	26,208

		2008

December 31, 2007	30,700,000	3,070	(3,070)	(91,523)	(91,523)
				(54,912)	(54,912)
March 31, 2008	30,700,000	3,070	(3,070)	(146,435)	(146,435)

The accompanying notes are an integral part of these financial statements

eJobResource, Inc.

CASH FLOWS FROM OPERATIONS

For the three month ended March 31, 2008, and 2007

		2008	2007
Cash flows from operations
Net (Loss)	$		$
Adjustments to reconcile net income to		(54,912)		22,318
net operating activities
Depreciation		750		0
Amortization
Distribution of profits to shareholders		0		0
(Increase) Decrease in accounts receivable		0		(26,818)
(Increase) Decrease in other receivables
(Increase) Decrease in prepaid
Increase (Decrease) in accounts payable		13,562		19,183
Increase (Decrease) in other accrued expenses		20,985		0
Increase (Decrease) in payroll taxes
Increase (Decrease) in sales taxes				0
(Increase) Decrease in deposits				0
Net cash provided by operations		(19,615)		14,683

Investing Activities
Purchase of fixed assets		0		15,000
Purchase of other assets				0
Net cash used in investing activities		0		15,000
Financing Activities
Sale of Stock		0		0
Costs of PPM		0		0
Borrowings for purchase of assets		0		0
Payment on debt		0		0
Distribution of Profits to Shareholders		0		0
Shareholder loans		20,000		0
Net cash generated by financing activities		20,000		0

Increase (decrease) in cash and equivalents		385		(317)
Cash at the beginning of period		88		443
Cash at the end of period		$473		$126

The accompanying notes are an integral part of these financial statements

eJobResource, Inc.

Footnote to Financial Statements

For the Three Months Ended March 31, 2008 and 2007

Note 1 - Organization and Principal Activities

Organization

eJobResource, Inc (the Company) is a Nevada corporation, incorporated on January 27, 2004. The Company’s original name at inception was Nevada Support, Inc. In October 2007, the Company entered into a stock swap with eJobResource.com, LLC (a California LLC). The Company on December 10, 2007 changed its name to eJobResource, Inc. and adopted its subsidiary, eJobResource.com, LLC’s business plan. The Company is engaged in the business of personnel recruiting and contract placement during the period ending March 31, 2008.

Note 2 - Summary of Significant Accounting Policies

Basis of presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. The Company bases its estimates on historical experience, management expectations for future performance, and other assumptions as appropriate. Key areas affected by estimates include allowance for doubtful accounts, depreciation provisions, income taxes and contingencies. Actual results may vary from those estimates.

Revenue recognition

The Company currently recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements'. The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangement, delivery has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.

Comprehensive Income (loss)

The Company has adopted SFAS No. 130, "Reporting Comprehensive Income", which requires the disclosure of comprehensive income, which includes net income (loss), unrealized gains and losses on marketable securities classified as available-for-sale, and foreign currency translation adjustments.

Stock - Based Compensation

The Company may periodically issue shares of common stock for services rendered or for other costs and expenses. Such shares will be valued based on the market price of the shares on the transaction date.

The Company may periodically issue stock options to employees and stock options or warrants to non-employees in non-capital raising transactions for services and for financing costs.

In March 2004, the FASB issued a proposed statement, Share-Based Payment, which addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for equity instruments of the enterprise or liabilities that are based on the grant-date fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. The proposed statement would eliminate the ability to account for share-based compensation transactions using Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and generally would require instead that such transactions be accounted for using a fair-value-based method. In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which is a revision of SFAS No. 123. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their grant-date fair values. Pro forma disclosure is no longer an alternative.

As permitted by SFAS No. 123, for the year 2007, the Company has not accounted for share-based payments to employees using APB Opinion No. 25's intrinsic value method and, as such, generally recognized no compensation cost for employee stock options.

Earnings (Loss) Per Common Share

Statement of Financial Accounting Standards No. 128, “Earnings Per Share”, requires presentation of basic earnings per share (”Basic EPS) and diluted earnings per share (“Diluted EPS).  Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted average number of common shares outstanding (including shares reserved for issuance) during the period.  Diluted earnings per share is calculated by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding and all dilutive potential common shares that were outstanding during the period.

Cash and Cash Equivalents

All cash and short-term investments with original maturities of three months or less are considered cash and cash equivalents, since they are readily convertible to cash. These short-term investments are stated at cost, which approximates fair value.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required. Accounts are "written-off" when deemed uncollectible. Management has determined that an allowance for doubtful accounts was not deemed necessary at March 31, 2008 and 2007.

Property and Equipment

Property and equipment are stated at cost. Costs of replacements and major improvements are capitalized, and maintenance and repairs are charged to operations as incurred. Depreciation expense is provided primarily by methods approximating the straight-line method over the estimated useful lives of the assets, taking into consideration any residual value. The estimated lives of the assets range from three to five years.

Allowance for Doubtful Accounts

The Company extends credit based on an evaluation of the customer’s financial condition, generally without collateral.  Exposure to losses on receivables is principally dependent on each customer’s financial condition.   The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.  Accounts are “written-off” when deemed uncollectible. Because receivables have been from a related party, no provision for doubtful accounts is deemed necessary.  There are no receivables as of March 31, 2008.

Long Lived Assets

The Company accounts for our long-lived, tangible assets and definite-lived intangible assets in accordance with Statement of Financial Accounting Standards No. (SFAS) 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  As a result, the Company assesses long-lived assets classified as “held and used,” including the equipment and furniture, for impairment whenever events or changes in business circumstances arise that may indicate that the carrying amount of the long-lived asset may not be recoverable.  These events would include significant current period operating cash flow losses associated with the use of a long-lived asset group of assets combined with a history of such losses, significant changes in the manner of use of assets and significant negative history or economic trends.  Management evaluated the long-lived assets for impairment during 2007 and did not note any triggering event that the carrying values of material long lived assets are not recoverable.

Fair Value Estimates

The fair value of an asset or liability is the amount at which it could be exchanged or settled in a current transaction between willing parties.  The carrying values for cash and cash equivalents, current and non-current marketable securities, restricted investments, accounts receivable and accrued liabilities and other current assets and liabilities approximate their fair value due to their short maturities.

Note 3 - Recently issued accounting pronouncements

Management believes that the following new pronouncements will have no significant impact on the financial statements.

In September 2006, FASB issued SFAS 157 'Fair Value Measurements'. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106, and 132(R). This Statement improves financial reporting by requiring an employer to recognize the overfunded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements. The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

In March 2008, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 161, Disclosures about Derivative Instruments and Hedging Activities (SFAS 161). SFAS 161 amends and expands the disclosure requirements of SFAS 133, Accounting for Derivative Instruments and Hedging Activities. It requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (SFAS 141R). SFAS 141R significantly changes the accounting for business combinations in a number of areas including the treatment of contingent consideration, preacquisition contingencies, transaction costs, in-process research and development, and restructuring costs. In addition, under SFAS 141R, changes in an acquired entity's deferred tax assets and uncertain tax positions after the measurement period will impact income tax expense. SFAS 141R is effective for fiscal years beginning after December 15, 2008.

The Emerging Issues Task Force (EITF) reached consensuses on EITF Issue No. 06-04, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements (EITF 06-04) and EITF Issue No. 06-10, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Collateral Assignment Split-Dollar Life Insurance Arrangements (EITF 06-10), which require that a company recognize a liability for the postretirement benefits associated with endorsement and collateral assignment split-dollar life insurance arrangements. Cactus is currently evaluating the impact, if any, that the provisions of EITF 06-04 and EITF 06-10 will have on its consolidated financial statements.

Note 4 - Property and Equipment

Property and equipment consists of the following at March 31, 2008 and 2007:

	March 31,	March 31,
	2008	2007

Property and equipment	$ 15,000	$ 15,000
Accumulated depreciation	$ (3,750)	$ 0
	$ 11,250	$ 15,000

Depreciation expense included in other expenses was $ 750 for the period ending March 31, 2008 and $0 for the three months ended March 31, 2007.

Note 5 - Income taxes

Income taxes are accounted for in accordance with SFAS 109, Accounting for Income Taxes, using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Note 6 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of $54,912 for the three months ended March 31, 2008. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has implemented a new business model, taking the Company in the direction of IT placement and more consulting. Management has plans to seek additional capital through a public offering of its common stock.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 7:  Related Party Transactions

The Company has paid a vendor controlled by a major shareholder of the company fees for consulting and business support services, including purchase of fixed assets.  Payments to this vendor totaled $11,107 and $2,041 for the three months ended March 31, 2008 and 2007 respectively.  Payables to this vendor in the amount of $88,074 are also carried as a current liability as of March 31, 2008. In addition, the Company received $20,000 in additional loans from the major shareholder above.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by eJobResource in connection with registering the sale of the common stock. eJobResource has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the maximum proceeds are raised.

Legal and Professional Fees	$12,000.00
Accounting Fees	$30,000.00
Blue Sky Qualification Fees	$ 9,000.00

Total	$51,000.00

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

eJobResource, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. eJobResource indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at eJobResource request as an officer or director. eJobResource may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, eJobResource’s best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751,eEJobResource shall indemnify any director, officer and employee as follows: Every director, officer, or employee of eJobResource shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of eJobResource or is or was serving at the request of eJobResource as a director, officer, employee or agent of eJobResource, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of eJobResource. eJobResource shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of eJobResource, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

As of December 31, 2004 there were 25,000,000 common shares with a par value of $0.0001authorized by the Company.

In 2004 the Company issued a total of 10,000,000 shares of common stock to advisory and company founders for services rendered.

In 2006 the Company amended its articles of incorporation to provide for an increase in authorized capitalization from 25,000,000 common shares to 100,000,000 common shares.

On October 10, 2007 the Company issued 20,700,000 restricted common shares as a result of the merger between Nevada Support, Inc. and eJobResource.com, LLC, wherein Nevada Support, Inc. became the surviving entity and changed its name to eJobResource, Inc.

There are currently 30,700,000 common shares issues and outstanding at a par value of $.0001 held by 25 shareholders.

The Issuer has not since inception raised any funds through sales of its common stock.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

ITEM 16.    EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

3.1 3.2 3.3	Articles of Incorporation Bylaws Articles of Merger

5	Opinion of Joseph L. Pittera, Esq.

23.1 23.2	Consent of Independent Auditor Consent of Counsel (See Exhibit 5)

99	Additional Exhibits

a) Subscription Agreement b) Escrow Agreement

ITEM 17.   UNDERTAKINGS.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, eJobResource includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Buena Park, State of California on June 16, 2008.

eJobResource, Inc.
(Registrant)

By: /s/ Shailesh Shah
Shailesh Shah
President, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Shailesh Shah	President, CEO and Director	June 16, 2008
Shailesh Shah

/s/Bhupendra M. Bhatt	Chief Financial Officer	June 16, 2008
Bhupendra M. Bhatt	Secretary and Director